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                                                                    Exhibit 99.2

                                  RISK FACTORS

OUR NET AND OPERATING LOSSES ARE SIGNIFICANT AND COULD HAVE AN ADVERSE IMPACT ON OUR STOCK PRICE.

     The Company's net loss for 2002 was $11,500,693, compared to a net loss for the corresponding period of 2001 of $14,701,534. Our net losses for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 were $906,657,
$1,337,184 and $624,161, respectively. Continued losses will reduce the Company's shareholders' equity, adversely impacting the continued listing of the Company's stock on the NASDAQ Stock Market, and could have an adverse impact on our stock price.

OUR CASH REQUIREMENTS ARE SIGNIFICANT AND IF WE DO NOT GENERATE SUFFICIENT FUNDS FROM OPERATIONS OR OBTAIN ADDITIONAL FINANCING WE MAY BE UNABLE TO CONTINUE OUR PRESENT PRODUCT DEVELOPMENT ACTIVITIES.

     Our cash requirements have been and will continue to be significant. Our cash used in operating activities for the years ended December 31, 2002 and 2001 was $4,371,112 and $3,438,591, respectively. Our cash used in operating activities for the nine months ended September 30, 2003 was $3,952,251. These negative cash flows are primarily related to losses from discontinued operations and recent operating losses.

     Our operations will continue to require the use of working capital in 2003 for, among other requirements, 1) certain CPL commercialization costs not covered by existing contracts; 2) temporary funding delays related to government contracts; and 3) corporate costs, primarily related to the cost of being a public company. Working capital (deficit) as of September 30, 2003 and December 31, 2002 was $173,573 and ($780,117), respectively. The increase in the working capital is primarily due to proceeds received from the issuance of preferred stock of $3.5 million and the conversion into common stock of $897,000 of the Company's line of credit, offset in part by the classification as a current liability as of September 30, 2003 of $1.2 million in notes to the former SAL noteholders due February 2004 and the Company's losses. The Company has had discussions with the representative of the SAL noteholders regarding extinguishment of this debt with stock or otherwise amending the terms of this debt. However, there can be no assurance that the terms or timing for the repayment of this debt will be amended. If the Company is unsuccessful in its negotiations with the noteholders, it will need to raise additional financing to retire this debt.

     To date, the development and commercialization of our CPL sources and steppers has been substantially funded by U.S. Department of Defense contracts. The award and funding of those government contracts is often a lengthy process and we are often required to provide funding for our CPL program pending receipt of these contract funds. The receipt of future funding may also be contingent on certain performance milestones. Delays in the receipt of funding under awarded contracts, or the failure to achieve milestones required by the customer, may result in the need to obtain financing to continue this work. It is also our goal to accelerate the commercialization of our CPL systems in order to introduce these products into the market sooner. In order to do so, we will need additional financing. In light of the present market conditions, however, we can give no assurances that any such additional financings will be

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available when needed, or if available, will be done on favorable terms. If we are unable to raise the needed financing to commercialize our CPL products, we will be required to slow down the progress on commercialization until such funding is received, which could adversely affect our ability to introduce our CPL products in a timely manner.

IF WE ARE UNSUCCESSFUL IN ACHIEVING MARKET ACCEPTANCE OF OUR NEW CPL PRODUCTS, OUR BUSINESS WILL SUFFER.

     Achieving market acceptance for our new and proposed Collimated Plasma Lithography (CPL) products requires a significant effort to convince semiconductor manufacturers to adopt the Company's CPL technology over other alternative lithography technologies. This will require substantial technical, marketing and sales efforts and the expenditure of significant funds. Currently, the semiconductor industry is exploring several different technologies for its near-term and long-term lithography needs, some of which currently have greater acceptance than CPL. We cannot assure you that our CPL product lines will achieve significant market acceptance in the future or result in significantly increased levels of revenues.

THE FAILURE TO MAINTAIN SHAREHOLDERS' EQUITY ABOVE $2.5 MILLION OR TO SUSTAIN A MINIMUM SHARE PRICE OF $1.00 PER SHARE COULD RESULT IN DELISTING OF THE COMPANY'S SHARES ON THE NASDAQ STOCK MARKET.

     As of September 30, 2003, the Company's shareholders' equity was $3,875,534. Continued losses will reduce the Company's shareholders' equity. The Company's ability to remain above the NASDAQ Small Cap minimum shareholders equity of $2.5 million will depend in the near term on, among other things, the ability to reduce the Company's net loss and the conversion into common stock of the Laurus Convertible Note and Preferred Stock. In order to maintain its listing on the NASDAQ SmallCap Market, the Company must also maintain a minimum closing bid price for its common stock. If the closing bid price falls below $1.00 for more than 30 consecutive trading days, the Company will have 180 days to satisfy the $1.00 minimum closing bid price for a period of at least 10 trading days. The Company's stock traded below the $1.00 minimum in the March-May, 2003 timeframe. The failure to maintain its listing on the NASDAQ Small Cap would have an adverse effect on the Company's stock price.

THE CONVERTIBLE NOTE AND PREFERRED STOCK ISSUED TO LAURUS CONTAIN DEFAULT PROVISIONS THAT WOULD RESULT IN INCREASED DILUTION IF THE COMPANY BREACHES ITS OBLIGATIONS TO MAKE PAYMENTS UNDER THOSE INSTRUMENTS.

     In March 2003, the Company completed two financings with Laurus Fund involving the sale of Series A and Series B Convertible Preferred Stock and a Convertible Note and in September 2003, the Company completed the sale of Series C Preferred Stock to Laurus Fund. The conversion prices of the Convertible Note and Series A, B and C Preferred Stock and the exercise prices of the Warrants held by Laurus are fixed, subject to adjustment only upon the default by the Company in its obligations under those instruments and subject to customary antidilution provisions. In the event of a default by the Company in the payment of principal and interest under the Convertible Note or in the payment of the mandatory redemption amounts under the Series A, Series B or Series C Preferred Stock issued to Laurus, and after a required notice period during which the Company would have an opportunity to cure such default and the failure to cure such default, the fixed conversion prices of the Convertible Note and Preferred Stock shall be reduced to 80% of the average of the three lowest closing prices for the common stock during the 30 day period prior to a post-default conversion. The conversion prices of the

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Convertible Note, Series A Preferred Stock, Series B Preferred Stock and Series
C Preferred Stock are $0.92, $0.88, $0.88 and $2.08, respectively. In the event of such a default, the number of shares of common stock that the Convertible Note and Preferred Stock ultimately may be converted into could prove to be substantially greater than the amount of shares these securities are initially convertible into if the market price of our common stock declines. In the event of such a default, you could, therefore, experience substantial dilution of your investment as a result of the conversion of our outstanding derivative securities

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY. AS A RESULT, WE MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

     Our quarterly revenues and operating results have fluctuated in the past and may continue to vary from quarter to quarter due to a number of factors, including the risk factors set forth in this section. If our operating results do not meet the expectations of securities analysts or investors, our stock price may decline.

IF OUR PRODUCT DEVELOPMENT PROGRAMS ARE NOT SUCCESSFUL, IT WILL HARM OUR
BUSINESS.

     The development of sophisticated laser systems and microelectronics manufacturing products is a lengthy and capital intensive process and is subject to unforeseen risks, delays, problems and costs. We were unsuccessful in establishing our standard semiconductor chip business and were unsuccessful in profitably operating our Precision Equipment business. We cannot assure you that we will be able to successfully develop our CPL products or any additional products, or that unanticipated technical or other problems will not occur which would result in delays in our development program.

     Our program to produce CPL sources for semiconductor lithography has proven to be a technological challenge, evolving over the past decade from research and development, to laboratory proof of concept, to the current beta stage. In 2003, we successfully integrated our CPL source with our Systems Division X-ray stepper and printed high quality patterns on wafers. Our initial operating experience with the beta CPL source taught us that fundamental engineering refinement is necessary to achieve the levels of power stability and operational reliability needed for sustained lithography operations. We made the management decision to start work on a second CPL source that will retain many of the design elements of the existing CPL source, but embodies new engineering solutions where necessary. Failure to resolve these challenges within the timeframe demanded by potential customers may have an adverse impact on the success of our efforts to manufacture and sell our CPL systems. The failure to sell significant amounts of our newly developed CPL equipment within our announced timeframes could have a material adverse impact on our stock price.

WE DEPEND ON THIRD PARTY SUPPLIERS OF VARIOUS COMPONENTS FOR OUR EQUIPMENT BUSINESSES AND OUR BUSINESS WILL BE HARMED IF THE SUPPLY OF KEY COMPONENTS IS INTERRUPTED OR DISCONTINUED.

     Our Research Division and Systems Division are dependent on third party suppliers for components used in the development and manufacture of our products. If certain key components are delayed or unavailable, we might have to reengineer our products, resulting in delays and increased costs, or we may have to pay other suppliers more to obtain those

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components, which could adversely affect our business. In addition, the
Company's cost models assume that multiple suppliers will emerge and greater volume purchases of high cost components will result in reduced CPL source manufacturing costs and appropriate gross margins.

     We have subcontracted portions of the development effort to third party suppliers, who may initially be sole suppliers for the early units. Although we anticipate having multiple sources of supply for the components used in our future production systems, there are no assurances that additional suppliers will emerge. In particular, our CPL light source requires a significant number of laser diode arrays that currently make up a large percentage of the manufacturing cost of our CPL source. If we cannot lower the cost of these laser diode arrays, through higher volume purchases or otherwise, our CPL sources may not realize appropriate gross margins. Our CPL sources also require a collimator, which collects the X-ray output from our CPL source and directs the X-rays to the wafer. We have received collimators in the past from a single supplier and are using one of their current collimators on the CPL system that is integrated with the Systems Division stepper. Future improvements to this collimator are needed to increase the X-ray power of our CPL light source in order to achieve our goal of entering the higher volume silicon lithography markets. If we cannot obtain these high-efficiency collimators when needed then we will need to rely on other alternatives to increase the X-ray power of our systems, which would involve additional re-engineering and related delays and additional costs which could adversely affect our business.

     Successful commercialization of X-ray lithography will also require the supply of X-ray masks and photoresist in required quantities and at acceptable costs. At present, X-ray masks have not been manufactured in commercial quantities and additional development is needed to produce masks with the desired feature sizes needed for future generations of chips. Likewise, photoresist must be made more sensitive in order to increase throughput of JMAR's CPL source. There can be no assurances that third party suppliers will invest the funds to complete the development necessary to supply masks and photoresist in the required commercial quantities and at acceptable costs.

THE SUCCESS OF OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO COMPETE EFFECTIVELY, PARTICULARLY AGAINST LARGER, MORE ESTABLISHED COMPANIES WITH GREATER RESOURCES.

     The markets for our products are highly competitive and are characterized by rapid technological change and evolving industry standards. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Our ability to compete is dependent on our ability to continually enhance and improve our products and to successfully develop and market new products. Our success is also dependent on ensuring that our products are less costly than equivalent performing products. Many of our competitors have greater financial, managerial and technical resources than we have. We cannot assure you that we will successfully differentiate ourselves from our competitors, that we will be able to manufacture our products less expensively than our competitors, that the market will consider our products to be superior to our competitors' products or that we will be able to adapt to evolving markets and technologies, develop new products or achieve and maintain technological advantages.

WE RELY ON FUNDING FROM THE U.S. DEPARTMENT OF DEFENSE FOR A SIGNIFICANT PORTION OF OUR RESEARCH AND DEVELOPMENT ACTIVITIES AND WOULD BE ADVERSELY AFFECTED IF THOSE FUNDS WERE CURTAILED IN THE NEAR FUTURE.

     For fiscal years 2001 and 2002 the U.S. Government accounted for approximately 71% and 68%, respectively, of our revenues. Our CPL program has been principally funded over the past seven years by contract funding from the Defense Advanced Research Projects Agency (DARPA). In addition, the technology services business of our Microelectronics Division, which performs services for a U.S. Government semiconductor fabrication facility, has received contract funding from a major Defense Contractor. The DOD's overall budget, and our participation therein, are subject to reduction based upon a number of factors, including general

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budgetary constraints, shifting priorities of the specific governmental agency which sponsors the funding and our own performance under our contracts with the Government. Furthermore, the failure to achieve certain development milestones under its DARPA contracts could adversely impact future funding of its DARPA contract. We cannot assure you that we will continue to receive funding from Government sources at similar levels in the future.

IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL, HIGHLY SKILLED PERSONNEL REQUIRED FOR THE EXPANSION OF OUR ACTIVITIES, OUR BUSINESS WILL SUFFER.

     Our success is substantially dependent on the efforts of certain key personnel. In particular, our CPL business area relies on the skill of several key laser and laser plasma scientists and engineers. The loss of such key personnel would adversely affect our business and prospects. In such event, we cannot assure you that we would be able to employ qualified persons on terms favorable to us. In seeking and retaining qualified personnel, we are required to compete with companies having greater financial and other resources than we have. Since our future success is dependent upon our ability to retain or attract qualified personnel, our failure to do so could have an adverse impact on our business.

ASSERTING, DEFENDING AND MAINTAINING INTELLECTUAL PROPERTY RIGHTS IS DIFFICULT AND COSTLY AND THE FAILURE TO DO SO COULD HARM OUR ABILITY TO COMPETE AND THE RESULTS OF OUR OPERATIONS.

     We rely, to a significant extent, on patents, trade secrets and confidentiality agreements to protect our proprietary technology. We cannot assure you as to the breadth or degree of protection which existing or future patents, if any, may afford us, or that patents will not be circumvented or invalidated, or that our products do not and will not infringe on patents or violate proprietary rights of others. In the event a patent infringement claim is asserted against us, or we are required to enforce our rights under an issued patent, the cost of such actions may be very high, whether or not we are successful. While we are unable to predict what such costs, if any, will be if we are obligated to pursue patent litigation, our ability to fund our operations and to pursue our business goals may be substantially impaired.

IF OUR OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED IT WILL RESULT IN SUBSTANTIAL DILUTION.

     As of October 31, 2003, we had outstanding 26,710,550 shares of common stock, substantially all of which are freely tradable without restriction or further registration under the Securities Act. Affiliates may sell the shares they own pursuant to Rule 144, subject to certain notice filing and volume limitations.

     As of October 31, 2003, there were approximately 5,522,087 million shares of common stock subject to issuance upon exercise of outstanding options and warrants, including warrants for a total of 850,000 shares issued to Laurus in connection with the issuance of its Convertible Note and its Series A, Series B and Series C Preferred Stock. Of the 850,000 Warrants held by Laurus, 300,000 of the Warrants may only be exercised through a cashless exercise procedure whereby on exercise the holder will receive a net number of shares based on the price difference between the market price of the common stock on exercise and the exercise price.

     As of October 31, 2003, the remaining outstanding shares of Series A and Series B Preferred Stock are convertible at a $0.88 conversion price into a total of 600,227 shares of common stock.

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The Series C Preferred Stock is convertible into total of 721,154 shares of common stock at a conversion price of $2.08 per share. Subject to restrictions on total beneficial ownership by Laurus of the Company's common stock (which limit the number of shares beneficially owned by Laurus at any time to less than 20% and require 75 days notice to exceed 5% in beneficial ownership), up to $3 million of indebtedness may be borrowed under the Convertible Note at any time (based on the level of receivables) and may be converted to common stock at a conversion price of $0.92 per share (with a provision for increasing the conversion price after conversion of a total of $2 million of convertible debt). If the ownership limitation were waived by Laurus and a total of $3 million were borrowed under the Convertible Note and converted to common stock, a maximum of 3,260,870 shares would be issued.

     An additional 278,919 shares are issuable upon conversion of $1.2 million in Convertible Notes issued in 2001 to the creditors of SAL. The Company has had discussions with the representative of the SAL noteholders regarding the extinguishment of this debt with stock or otherwise amending the terms of the debt. If the Company reaches an agreement on retiring this debt with stock, the number of shares issued could be substantially in excess of the 278,919 shares issuable under the existing convertible notes. In addition, pursuant to our acquisition of SAL, if Systems Division achieves certain specified performance criteria related to our X-ray lithography business, we will be obligated to issue to the former SAL shareholders and creditors up to an additional 354,736 shares and up to $1.7 million in Convertible Notes, with conversion prices equal to 120% of the average closing prices of our stock for the 5 days preceding the issuance of the Notes.

     To the extent that outstanding options and warrants are exercised prior to their expiration dates, additional equity investment funds will be paid into us at the expense of dilution to the interests of our stockholders. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants and convertible securities can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such securities. The sale of the shares issued upon exercise of our outstanding warrants and options and conversion of our Convertible Notes could adversely affect the market price of our common stock.

WE DO NOT PRESENTLY INTEND TO PAY CASH DIVIDENDS TO OUR SHAREHOLDERS.

     We have never paid cash dividends and intend, for the foreseeable future, to retain our earnings, if any, to finance our business. Future dividend policy will depend on our earnings, capital requirements, financial condition, debt covenants and other factors considered relevant by our Board of Directors.

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OUR ABILITY TO USE OUR ENTIRE NET OPERATING LOSS CARRYFORWARD IS LIMITED BY
PRIOR CHANGES IN OWNERSHIP AND MAY BE FURTHER LIMITED IN THE FUTURE.

     We have federal net operating loss carryforwards of in excess of $44 million. These NOLs expire incrementally starting in 2004 through 2022. Realization of future tax benefits from utilization of our net operating loss carryforwards for income tax purposes is limited by changes in ownership in 1990, 1992 and 1993. Of the $44 million in NOLs, annual limitations of $844,000 apply to approximately $4.9 million of the NOLs and approximately $39 million is not subject to these annual limitations. In addition, the net operating losses of acquired companies are also subject to separate change of ownership limitations. Due to our taxable losses in the past three years, we have been unable to take advantage of the benefits of these NOLs. The realization of the benefits of these NOLs is dependent upon our recognition of taxable income in the future prior to the expiration of the NOLs.

IF WE ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN THE COMMON STOCK, IT COULD RESULT IN THE DECREASE IN MARKET PRICE OF THE COMMON STOCK AND COULD DELAY OR PREVENT A CHANGE IN CONTROL OF US.

     Our Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock, of which 21,970 shares of Series A Preferred Stock, 30,850 shares of Series B Preferred Stock and 150,000 shares of Series C Preferred Stock were outstanding as of October 31, 2003. Our Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.